Exhibit 99.1

Press Release

Contacts:

For EXACT Sciences:

John Woolford

Westwicke Partners, LLC

443-213-0506

john.woolford@westwickepartners.com

For Kevin Conroy:

Karen Dodos

EXACT Sciences

508-683-1200

EXACT Sciences Announces New Management Team

Molecular diagnostics veterans Conroy, Arora to assume new roles April 2

MARLBOROUGH, Mass., (March 18, 2009) — EXACT Sciences Corp. (NASDAQ: EXAS) today announced that the company’s board of directors has appointed Kevin T. Conroy as president and chief executive, and Maneesh K. Arora as senior vice president and chief financial officer, effective April 2, 2009.  Mr. Conroy is joining the company’s board of directors immediately.

Both Mr. Conroy, 43, and Mr. Arora, 40, bring significant experience with molecular diagnostics and managing complex clinical trials to their new roles at EXACT.  They were most recently president and chief executive, and chief financial officer, respectively, of Third Wave Technologies Inc.  Third Wave, a NASDAQ-traded molecular diagnostics company, was acquired last year by Hologic Inc. for $582 million.

During Mr. Conroy’s tenure as chief executive of Third Wave, he oversaw the development of two human papillomavirus (HPV) molecular diagnostic tests, including their successful clinical trial.  The prospective study of two cancer screening products was one of the largest diagnostic trials ever conducted in the United States, with almost 90 sites.  Both of the Third-Wave-developed HPV tests received U.S. Food and Drug Administration (FDA) approval last week.  Mr. Conroy also led Third Wave through the successful clinical trial of its InPlex cystic fibrosis test, which received FDA clearance in March 2008.

“Kevin and Maneesh have a proven track record of creating outstanding customer and shareholder value by setting clear corporate priorities and then delivering on them,” said Patrick J. Zenner, chairman of EXACT’s board of directors.  “Their unique experience with the development of complex molecular diagnostic products and successful management of both clinical and regulatory programs is precisely what EXACT needs at this stage in the company’s development.  We are delighted to welcome Kevin and Maneesh to EXACT’s management team.”

Mr. Conroy was appointed president and chief executive of Third Wave in December 2005, and served in that position until the company’s acquisition by Hologic in July 2008.  He joined Third Wave in July 2004 and served as the company’s general counsel until December 2005.  Prior to joining Third Wave, Mr. Conroy served as intellectual property counsel at GE Healthcare.  Before joining GE Healthcare, Mr. Conroy was chief operating officer of two early-stage, venture-backed technology companies in Northern California.  Prior to those positions, he was an intellectual property litigator at two Chicago law firms, McDermott Will & Emery, and Pattishall, McAuliffe, Newbury, Hilliard and Geraldson, where he was a partner.  He earned a bachelor’s of science degree in electrical engineering at Michigan State University and a law degree from the University of Michigan.

Mr. Arora was appointed chief financial officer of Third Wave in January 2006.  He joined the company in January 2003 as director of strategy and was promoted successively to vice president and senior vice president in 2004. Prior to joining Third Wave, Mr. Arora was director of corporate strategy for Nalco Chemical Company. He began his career at Kraft Foods as a financial analyst and held several positions of increasing responsibility during his nine years there. He earned a bachelor’s degree in economics from the University of Chicago and a master of business administration degree from the Kellogg Graduate School of Management.

“Maneesh and I are excited by the challenge of applying our molecular diagnostic experience to the early diagnosis and prevention of colorectal cancer, the second leading cause of cancer deaths in the United States,” Mr. Conroy said.  “Our goal is to bring a colorectal cancer screening product to market that saves and extends lives.  We look forward to focusing the company on refining EXACT’s technology for a successful clinical trial that meets this goal.  We have studied this market carefully and believe that EXACT can meet a major unmet clinical need with the commercialization of its proprietary colorectal cancer screening product.”

Jeffrey R. Luber and Charles R. Carelli Jr., the company’s current president and chief executive, and chief financial officer, respectively, have agreed to resign their current positions on April 2 and remain with the company through a transition period.

“We are grateful to Jeff and Chuck for their many contributions to EXACT, including leading us through inclusion in the American Cancer Society screening guidelines, and completion of a strategic agreement with Genzyme, which substantially enhanced the financial position of EXACT,” Mr. Zenner added.  “We wish them both all the best in their future endeavors.”

About EXACT Sciences Corp.

EXACT Sciences Corp. is a molecular diagnostics company focused on colorectal cancer.  The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer.  Stool-based DNA technology is included in the colorectal cancer screening guidelines of the American Cancer Society and the U.S. Multi-Society Task Force on Colorectal Cancer.

Certain statements made in this press release that are not based on historical information are express or implied forward-looking statements relating to, among other things, EXACT Sciences’ expectations concerning the development of EXACT’s colorectal cancer screening technologies, the future activities of its management team and similar matters. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, EXACT Sciences’ ability to regain compliance with the continued listing requirements of the NASDAQ Capital Market; EXACT Sciences’ ability to secure FDA approval or clearance for any of its products; changes in FDA guidance or policy; the success of EXACT’s strategic relationship with Genzyme; the risks of litigation; the ability to raise additional capital on acceptable terms; the clinical performance and market acceptance of its technologies; the reproducibility of its research results in subsequent studies and in clinical practice; sufficient investment in the sales and marketing of EXACT Sciences’ technologies; the success of its strategic relationships with Genzyme and LabCorp; EXACT Sciences’ ability to license certain technologies or obtain raw materials for its technologies; the ability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences’ technologies; the ability to convince medical practitioners to order tests using EXACT Sciences’ technologies; the ability to increase the performance its technologies; the ability of EXACT Sciences or LabCorp to lower the cost of stool-based DNA screening technologies through automating and simplifying key operational processes; the number of people who decide to be screened for colorectal cancer using EXACT Sciences’ technologies; competition; the ability to protect EXACT Sciences’ intellectual property and the cost of enforcing or defending EXACT Sciences in litigation relating to intellectual property rights; and the possibility that other companies will develop and market novel or improved methods for detecting colorectal cancer. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC.

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